                                                                    Exhibit 10.1


Form 3400-12             UNITED STATES                    FORM APPROVED
(August 2002)       DEPARTMENT OF THE INTERIOR           OMB NO. 1004-0073
                     BUREAU OF LAND MANAGEMENT        Expires: December 31, 2003

                                                     Serial Number
                           COAL LEASE
                                                           WYW151134

PART 1. LEASE RIGHTS GRANTED

This lease, entered into by and between the UNITED STATES OF AMERICA, hereinafter called lessor, through the Bureau of Land Management (BLM), and (Name and Address)

                         West Roundup Resources, Inc.
                         c/o Peabody Energy Corporation
                         P.O. Box 1508
                         Gillette, WY 82717-1508

hereinafter called lessee, is effective (date) 05/01/2005 for a period of 20 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of the 20th lease year and each 10-year period thereafter.

Sec. 1. This lease is issued pursuant and subject to the terms and provisions of the:

[X] Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as amended, 41 Stat. 437.30 U.S.C. 181-287, hereinafter referred to as the Act:

[ ]   Mineral Leasing Act for Acquired Lands. Act of August 7, 1947, 61 Stat.
      913.30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any bonuses, rents, and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to drill for, mine, extract, remove, or otherwise process and dispose of the coal deposits in, upon, or under the following described lands: in Campbell County

                      T. 42 N., R. 70 W., 6th P.M., Wyoming
                      -------------------------------------
                         Sec. 4: Lots 17, 18;
                         Sec. 5: Lots 17-20;
                         Sec. 6: Lots 8-23;
                         Sec. 7: Lots 5-14;
                         Sec. 8: lots 1-12;
                         Sec. 9: Lots 1-8, 11-14;

                      T. 43 N., R. 70 W., 6th P.M., Wyoming
                      -------------------------------------
                         Sec. 31: Lots 13-20;

                      T. 42 N., R. 71 W., 6th P.M., Wyoming
                      -------------------------------------
                         Sec. 1: Lots 5, 6, 11-14, 19, 20.

containing 2,812.51 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

PART II. TERMS AND CONDITIONS

Sec. 1.(a) RENTAL RATE - Lessee must pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS - Rental will not be credited against either production or advance royalties for any year.

Sec. 2.(a) PRODUCTION ROYALTIES - The royalty will be 12 1/2 Percent of the value of the coal as set forth in the regulations. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by the lessee, the BLM may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty will be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee must maintain in the proper office a lease bond in the amount of $63,548,000. The BLM may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension, Lessee's failure to produce coal in commercial quantities at the end of 10 years will terminate the lease. Lessee must submit an operation and reclamation plan pursuant to Section 7 of the Act no later than 3 years after lease issuance.

The lessor reserves the power to assent to or order the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the Mineral Leasing Act 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease will become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease will then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

(Continued on page 2)

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                                                                    Page 2 of 10

See. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee must furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee must keep open at all reasonable times for the inspection by BLM the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee must allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section will be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

See. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee must comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee must not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area must be submitted to the BLM.

Lessee must carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee must take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder and approving easements or right-of-way. Lessor must condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTERESTS, AND EQUAL, OPPORTUNITY - Lessee must: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices; restrict the workday to not more than 8 hours in any one day for underground workers, except in emergencies; and take measures necessary to protect the health and safety of the public. No person under the age of 16 years should be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee nor lessee's subcontractors should maintain segregated facilities.

See. 15. SPECIAL STIPULATIONS

          Sea Attached Pages 5 through 10.

Sec. 9. (a) TRANSFERS

[X] This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

[ ] This lease may be transferred in whole or in part to another public body or to a person who will mine the coal on behalf of, and for the use of the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

[ ] This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

      Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee will be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

See. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such time as all portions of this lease are returned to lessor, lessee must deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee must remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the BLM. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands, beyond 180 days, or approved extension thereof, will become the property of the lessor, but lessee may either remove any or all such property or continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor will waive the requirement for removal, provided the third parties do not object to such waiver, Lessee must, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations, reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease will be subject to cancellation by the lessor only by judicial proceedings. This provision will not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver will not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease will extend to and be binding upon, and every benefit hereof will inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee must indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Clean Water Act (33 U.S.C. 1252 et seq.), the Clean Air Act (42 U.S.C. 4274 et seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et seq.).

(Continued on Page 3)                                     (Form 3400-12, Page 2)

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                                                                    Page 3 of 10

Sec. 15. SPECIAL STIPULATIONS (Contd.)

The Privacy Act of 1974 and the regulation in 43 CFR 2.48(d) provide that you be furnished with the following information in connection with information required by this application.

AUTHORITY: 30 U.S.C. 181-287 and 30 U.S.C. 351-359.

PRINCIPAL PURPOSE: BLM will use the information you provide to process your application and determine if you are eligible to hold a lease on BLM Land.

ROUTINE USES: BLM will only disclose the information according to the regulations at 43 CFR. 2.56(d).

EFFECT OF NOT PROVIDING INFORMATION: Disclosing the information is necessary to receive a benefit. Not disclosing the information may result in BLM's rejecting your request for a lease.

The Paperwork Reduction Act of 1995 (44 U.S.C. 3501, et seq.) requires us to inform you that:

This information is being collected to authorize and evaluate proposed exploration and mining operations on public lands.

Response to the provisions of this lease form is mandatory for the types of activities specified.

BLM would like you to know that you do not have to respond to this or any other Federal agency-sponsored information collection unless it displays a currently valid OMB control number.

                             BURDEN HOURS STATEMENT

Public reporting burden for this form is estimated to average one hour per response including the time for reading the instructions and provisions, and completing and reviewing the form. Direct comments regarding the burden estimate or any other aspect of this form to: U.S. Department of the Interior, Bureau of Land Management (1004-0073), Bureau Information Collection Clearance Officer (WO-630), Mail Stop 401 LS, Washington, D.C. 20240.

                                              THE UNITED STATES OF AMERICA

West Roundup Resources, Inc.              By: /s/ Robert A. Bennett
--------------------------------------        ----------------------------------
       (Company or Lessee Name)

/s/ Kemal Williamson                                  Robert A. Bennett
--------------------------------------        ----------------------------------
        (Signature of Lessee)                               (BLM)

Kemal Williamson, President                             State Director
--------------------------------------        ----------------------------------
               (Title)                                     (Title)

April 21, 2005                                          April 29, 2005
--------------------------------------        ----------------------------------
                (Date)                                      (Date)

Title 18 U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious or fraudulent statements or representation as to any matter within its jurisdiction.

                                                          (Form 3400-12, Page 3)

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                                                                    Page 4 of 10

                         DEFERRED BONUS PAYMENT SCHEDULE
                      TO BE ATTACHED TO AND MADE A PART OF
                          FEDERAL COAL LEASE WYW151134

This lease is issued subject to the payment of $254,158,088.00 by the lessee as a deferred bonus. Payment of the deferred bonus by the lessee shall be made as follows:

Total Amount of Bid $317,697,610.00.

One-fifth in the amount of $63,539,522.00 submitted on the date of sale. Balance is due and payable in equal annual installments on the first four anniversary dates of the lease:

One-fifth in the amount of $63,539,522.00 due on MAY 01 2006.

One-fifth in the amount of $63,539,522.00 due on MAY 01 2007.

One-fifth in the amount of $63,539,522.00 due on MAY 01 2008.

One-fifth in the amount of $63,539,522.00 due on MAY 01 2009.

                                                                    WYW151134
                                                                    Page 5 of 10

SEC. 15. SPECIAL STIPULATIONS -

In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations.

These stipulations are also imposed upon the lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease. The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a) CULTURAL RESOURCES - (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency (BLM, if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office of Surface Mining, the Authorized Office of the BLM, if activities are associated with coal exploration outside an approved mining permit area (hereinafter called Authorized Officer), and the Authorized Officer of the surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the Assistant Director or Authorized Officer.

(2) The lessee shall protect all cultural properties that have been determined eligible to the National Register of Historic Places within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation or exploration plan unless modified by mutual agreement in consultation with the State Historic Preservation Officer.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or Authorized Officer.

Within two (2) working days of notification, the Assistant Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or

                                                                    WYW151134
                                                                    Page 6 of 10

SEC. 15. SPECIAL STIPULATIONS (Continued) -

preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the lessee unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

(5) All cultural resources shall remain under the jurisdiction of the United States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during mining operations, the find will be reported to the Authorized Officer immediately. Mining operations will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils or significant scientific interest discovered during the operations.

(c) THREATENED AND ENDANGERED SPECIES - The lease area may now or hereafter contain plants, animals, or their habitats determined to be threatened or endangered under the Endangered Species Act of 1973, as amended, 16 U.S.C, 1531 et seq., or that have other special status. The Authorized officer may recommend modifications to exploration and development proposals to further conservation and management objectives or to avoid activity that will contribute to a need to list such species or their habitat or to comply with any biological opinion issued by the Fish and Wildlife Service for the proposed action. The Authorized officer will not approve any ground-disturbing activity that may affect any such species or critical habitat until it completes its obligations under applicable requirements of the Endangered Species Act. The Authorized Officer may require modifications to, or disapprove a proposed activity that is likely to result in jeopardy to the continued existence of a proposed or listed threatened or endangered species, or result in the destruction or adverse modification of designated or proposed critical habitat.

The lessee shall comply with instructions from the Authorized Officer of the surface managing agency (BLM, if the surface is private) for ground disturbing activities associated with coal exploration on federal coal leases prior to approval of a mining and reclamation permit or outside an approved mining and reclamation permit area. The lessee shall comply with instructions from the Authorized Officer of the office of Surface Mining Reclamation and Enforcement, or his designated representative, for all ground-disturbing activities taking place within an approved mining and reclamation permit area or associated with such a permit.

                                                                    WYW151134
                                                                    Page 7 of 10

SEC. 15. SPECIAL STIPULATIONS (Continued)-

(d) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(e) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operation's conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(f) RESOURCE RECOVERY AND PROTECTION - Notwithstanding the approval of a resource recovery and protection plan (R2P2) by the BLM, lessor reserves the right to seek damages against the operator/lessee in the event (i) the operator/lessee fails to achieve maximum economic recovery (MER) (as defined at 43 CFR 3480.0-5(21)) of the recoverable coal reserves or (ii) the operator/lessee is determined to have caused a wasting of recoverable coal reserves. Damages shall be measured on the basis of the royalty that would have been payable on the wasted or unrecoverable coal.

The parties recognize that under an approved R2P2, conditions may require a modification by the operator/lessee of that plan. In the event a coal bed or portion thereof is not to be mined or is rendered unmineable by the operation, the operator/lessee shall submit appropriate justification to obtain approval by the Authorized Officer to lease such reserves unmined. Upon approval by the Authorized officer, such coal beds or portions thereof shall not be subject to damages as described above. Further, nothing in this section shall prevent the operator/lessee from exercising its right to relinquish all or portion of the lease as authorized by statute and regulation.

In the event the Authorized Officer determines that the R2P2, as approved, will not attain MER as the result of changed conditions, the Authorized Officer will give proper notice to the operator/lessee as required under applicable regulations. The Authorized Office will order a modification if necessary, identifying additional reserves to be mined in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the Authorized Officer that the coal reserves have been rendered unmineable or at such time that the operator/lessee had demonstrated an unwillingness to extract the coal.

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of non-compliance. A decision or notice of non-compliance issued by the lessor that payment is due under this stipulation is appealable as allowed by law.

                                                                    WYW151134
                                                                    Page 8 of 10

SEC. 15. SPECIAL STIPULATIONS (Continued) -

(g) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same locations, using the surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the United States." The survey will be recorded in the appropriate county records, with a copy sent to the Authorized Officer.

(h) U.S. FOREST SERVICE SPECIAL USE PERMIT FOR THE NORTH ROCHELLE MINE

No mining activity of any kind may be conducted on the lands included in the U.S. Forest Service special use permit for ancillary facilities for the North Rochelle Mine, except for those facilities which were included in the application from Triton Coal Company for the West Roundup LBA Tract. The lessee shall recover all legally and economically recoverable coal from all leased lands not within the foregoing special use permit. Lessee shall pay all royalties on any legally and economically recoverable coal which it fails to mine without the written permission of the Authorized Officer.

NOTICE FOR LANDS OF THE NATIONAL FOREST SYSTEM
UNDER JURISDICTION OF DEPARTMENT OF AGRICULTURE

R2-FS-2820-13 (92)                                          Serial No. WYW151134

The permittee/lessee must comply with all the rules and regulations of the Secretary of Agriculture set forth at Title 36, Chapter II, of the Code of Federal Regulations governing the use and management of the National Forest System (NFS) when not inconsistent with the rights granted by the Secretary of Interior in the permit. The Secretary of Agriculture's rules and regulations must be complied with for (1) all use and occupancy of the NFS prior to approval of an exploration plan by the Secretary of the Interior, (2) uses of all existing improvements, such as forest development roads, within and outside the area permitted by the Secretary of the Interior, and (3) use and occupancy of the NFS not authorized by an exploration plan approved by the Secretary of the Interior.

All matters related to this stipulation are to be addressed to:
    Forest Supervisor
    Medicine Bow-Routt National Forests & Thunder Basin National Grassland 2468 Jackson Street
    Laramie, WY 82070
    307-745-2300
who is the authorized representative of the Secretary of Agriculture.

NOTICE

CULTURAL AND PALEONTOLOGICAL RESOURCES - The FS is responsible for assuring that the leased lands are examined to determine if cultural resources are present and to specify mitigation measures. Prior to undertaking any surface-disturbing activities on the lands covered by this lease, the lessee or operator, unless notified to the contrary by the FS, shall:

      1. Contact the FS to determine if a site specific cultural resource inventory is required. If a survey is required, then:

      2. Engage the services of a cultural resource specialist acceptable to the FS to conduct a cultural resource inventory of the area of proposed surface disturbance. The operator may elect to inventory an area larger than the area of proposed disturbance to cover possible site relocation which may result from environmental or other considerations. An acceptable inventory report is to be submitted to the FS for review and approval at the time a surface disturbing plan of operation is submitted.

                                                                              23
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                                                                   Page 10 of 10

      3. Implement mitigation measures required by the FS and BLM to preserve or avoid destruction of cultural resource values. Mitigation may include relocation of proposed facilities, testing, salvage, and recordation or other protective measures. All costs of the inventory and mitigation will be borne by the lessee or operator, and all data and materials salvaged will remain under the jurisdiction of the U.S. Government as appropriate.

The lessee or operator shall immediately bring to the attention of the FS and BLM any cultural or paleontological resources or any other objects of scientific interest discovered as a result of surface operations under this lease, and shall leave such discoveries intact until directed to proceed by FS and BLM.

ENDANGERED OR THREATENED SPECIES - The FS is responsible for assuring that the leased land is examined prior to undertaking any surface-disturbing activities to determine effects upon any plant or animal species listed or proposed for listing as endangered or threatened, or their habitats. The findings of this examination may result in some restrictions to the operator's plans or even disallow use and occupancy that would be in violation of the Endangered Species Act of 1978 by detrimentally affecting endangered or threatened species or their habitats.

The lessee/operator may, unless notified by the FS that the examination is not necessary, conduct the examination on the leased lands at his discretion and cost. This examination must be done by or under the supervision of a qualified resource specialist approved by the FS. An acceptable report must be provided to the FS identifying the anticipated effects of a proposed action on endangered or threatened species or their habitats.

/s/ Kemal Williamson
--------------------------------------
Signature of Licensee/Permittee/Lessee

                                                                              24